Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$2,923,276
Unrealized Gain (Loss) on Market Value of Futures	(18,407,586)
Interest Income	554,342
ETF Transaction Fees	4,000
Total Income (Loss)	$(14,925,968)

Expenses
General Partner Management Fees	$138,076
Professional Fees	82,214
Brokerage Commissions	72,667
Non-interested Directors' Fees and Expenses	2,801
Prepaid Insurance Expense	1,850
NYMEX License Fee	3,452
SEC & FINRA Registration Expense	4,095
Total Expenses	$305,155
Net Income (Loss)	$(15,231,123)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/19	$269,415,539
Additions (500,000 Shares)	11,431,488
Withdrawals (700,000 Shares)	(15,908,674)
Net Income (Loss)	(15,231,123)

Net Asset Value End of Month	$249,707,230
Net Asset Value Per Share (11,884,588 Shares)	$21.01

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596